Exhibit 10.30

COMMON STOCK PURCHASE

AGREEMENT

Dated as of June 27, 2011

among

API TECHNOLOGIES CORP.

and

THE PURCHASERS LISTED ON EXHIBIT A

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Table of Contents

(continued)

Page

EXHIBIT A	LIST OF PURCHASERS	A-1

EXHIBIT B	FORM OF REGISTRATION RIGHTS AGREEMENT	B-1

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COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 27, 2011, is made by and among API Technologies Corp., a Delaware corporation (the “Company”) and the entities and individuals listed on Exhibit A hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), including Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act.

B. The Purchasers wish to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, up to 4,791,958 shares (the “Shares”) of common stock, par value $0.001 per share, of the Company (“Common Stock”).

C. Concurrently with the execution and delivery of this Agreement, the Company is entering into a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”) with the Purchasers with respect to the Shares.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I

Purchase and Sale of Common Stock

Section 1.1 Purchase Price and Closing. Upon the terms and subject to the conditions set forth herein, the Company agrees to issue and sell to the Purchasers and, the Purchasers, severally but not jointly, agree to purchase that number of Shares at a price per Share equal to $6.50, in each case as set forth opposite such Purchaser’s name on Exhibit A hereto. The aggregate purchase price payable by each Purchaser for the Shares that such Purchaser is hereby agreeing to purchase is set forth opposite such Purchaser’s name on Exhibit A hereto (the “Purchase Price”). The closing of the purchase and sale of the Shares to be acquired from the Company under this Agreement (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 at 10:00 a.m., Pacific Time (i) on or before June 27, 2011, provided, that all of the conditions set forth in Article IV hereof and applicable to the Closing shall have been fulfilled or waived in accordance herewith, or (ii) at such other time and place or on such date as the Purchasers purchasing a majority of the Shares hereunder and the Company may agree upon (the “Closing Date”). The entire Purchase Price payable by each Purchaser pursuant hereto shall be paid by such Purchaser in cash, by wire transfer of immediately available funds at the Closing.

Section 1.2 Delivery. At the Closing, the Company shall issue to each Purchaser certificate(s) representing the Shares in such number as is set forth opposite such Purchaser’s name on Exhibit A hereto against payment of the Purchase Price therefor by wire transfer of immediately available funds to an account designated by the Company. At the Closing, each Purchaser and the Company shall execute and deliver this Agreement, the Registration Rights Agreement and the other documents set forth in Article IV.

ARTICLE II

Representations and Warranties

Section 2.1 Representations and Warranties of the Company. In order to induce the Purchasers to enter into this Agreement and to purchase the Shares, the Company hereby makes the following representations and warranties to the Purchasers:

(a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, “Material Adverse Effect” means any adverse effect on the business, operations, properties or financial condition of the Company which is material to the Company taken as a whole. The Company’s subsidiaries are listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended May 31, 2010 and are the only subsidiaries, direct or indirect, of the Company.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement, the Registration Rights Agreement and the other agreements and documents contemplated hereby and thereby and executed by the Company or to which the Company is party (collectively, the “Transaction Documents”), and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its board of directors (the “Board”) or its stockholders is required. Each of the Transaction Documents constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

(c) Capitalization. The authorized capital stock of the Company as of the date of this Agreement consists of 100,000,000 shares of Common Stock, of which 49,142,342 shares are issued and outstanding as of May 31, 2011 and one share of Special Voting Stock, $0.01 par value, which is authorized, issued and outstanding as of May 31, 2011. All of the outstanding shares of Common Stock and Special Voting Stock have been duly and validly authorized. No shares of Common Stock or Special Voting Stock of the Company are entitled to preemptive rights. As of May 31, 2011, except (i) options to purchase 2,317,915 shares of Common Stock issued pursuant to the Company’s Amended and Restated 2006 Equity Incentive Plan (the “Plan”) and outstanding as of the date of this Agreement, (ii) an additional 3,557,085 shares of Common Stock reserved for issuance pursuant to the Plan, (iii) options to purchase 10,418 shares of Common Stock that were not issued under the Plan, (iv) 955,362 shares underlying outstanding warrants and (v) as set forth in the Transaction Documents, there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, and there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except as set forth in the Transaction Documents, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company has furnished or made available to the Purchasers true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (the “Certificate”) and the Company’s Bylaws as in effect on the date hereof (the “Bylaws”).

(d) Issuance of the Shares. The Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind (other than those arising from the actions or inactions of the Purchasers themselves), and the holders shall be entitled to all rights accorded to a holder of Common Stock; provided, however, that the Shares may be subject to restriction on transfer under state and federal securities laws.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Certificate or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party or by which the Company’s properties or assets are bound, (iii) create or impose a lien, mortgage, security interest, charge or encumbrance of any nature on any property or asset of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clause (i) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(f) Financial Statements. The consolidated financial statements and the related notes of the Company and its subsidiaries included or incorporated by reference in the SEC Documents comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations of the SEC, as applicable, and fairly present in all material respects the financial position, results of operations and cash flows of the Company and its subsidiaries as of the dates indicated and for the periods specified, subject, in the case of the unaudited financial statements, to the absence of disclosures normally made in footnotes and to customary year-end adjustments that are not material. Such financial statements have been prepared in conformity with U.S. generally accepting accounting principles applied on a consistent basis throughout the periods covered thereby (except as disclosed in the SEC Documents filed before the date of this Agreement), and the supporting schedules included or incorporated by reference in the SEC Documents fairly present the information required to be stated therein. The other financial information included or incorporated by reference in the SEC Documents has been derived from the accounting records of the Company and its subsidiaries and presents fairly or will present fairly the information shown thereby.

(g) Reporting Status. The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has, in a timely manner, filed all documents that the Company was required to file thereunder during the twelve (12) months prior to the Closing Date (the “SEC Documents”). The SEC Documents complied as to form in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that information contained in any such document has been revised or superseded by a later filed SEC Document.

(h) Reporting Company; Form S-3. The Company is not an “ineligible issuer” (as defined in Rule 405 promulgated under the Securities Act) and is eligible to register the Shares for resale by the Purchasers on a registration statement on Form S-3 under the Securities Act. Provided the Purchaser is not deemed to be an underwriter with respect to any shares, to the Company’s knowledge, there exist no facts or circumstances (including without limitation any required approvals or waivers or any circumstances that may delay or prevent the obtaining of accountant’s consents) that reasonably could be expected to prohibit or delay the preparation and filing of a registration statement on Form S-3 (the “Registration Statement”) that will be available for the resale of the Shares by the Purchasers.

(i) No Undisclosed Events or Circumstances. Since March 18, 2011, except as set forth in the SEC Documents, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under applicable federal securities law, rule or regulation, requires public disclosure or announcement by the Company but which has not been publicly so announced or disclosed.

(j) Securities Act of 1933. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Shares, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action such that the issuance and sale of any of the Shares are not exempt from the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of any of the Shares.

(k) Governmental Approvals. Except for the filing of any notice prior or subsequent to the Closing that may be required under applicable state and/or federal securities laws (which if required, shall be filed on a timely basis), no authorization, consent, approval, license, exemption of, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality located in the United States is or will be necessary for, or in connection with, the issuance or delivery of the Shares or for the performance by the Company of its obligations under the Transaction Documents.

(l) No Investment Company. Neither the Company nor any of its subsidiaries is or will be after giving effect to the transactions contemplated by the Purchase Agreement an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 2.2 Representations and Warranties of the Purchasers. Each of the Purchasers hereby makes the following representations and warranties to the Company with respect solely to itself and not with respect to any other Purchaser:

(a) Organization and Standing of the Purchasers. If such Purchaser is an entity, such Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

(b) Authorization and Power. Such Purchaser has all requisite power and authority to execute and deliver the Transaction Documents, to purchase the Shares and to carry out and perform its obligations under the terms of the Transaction Documents. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of the Transaction Documents, and the performance of all such Purchaser’s obligations under the Transaction Documents, has been taken or will be taken prior to the Closing. The Transaction Documents constitute, or shall constitute when executed and delivered, valid and legally binding obligations of such Purchaser enforceable against such Purchaser in accordance with their terms, except: (i) to the extent that the indemnification provisions contained in the Registration Rights Agreement may be limited by applicable law and principles of public policy, (ii) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by such Purchaser in connection with the execution and delivery of the Transaction Documents by such Purchaser or the performance of such Purchaser’s obligations hereunder or thereunder.

(c) Acquisition for Investment. Such Purchaser is purchasing the Shares solely for its own account, not as a nominee or agent, and for the purpose of investment and not with a view to or for resale in connection with the distribution thereof. Such Purchaser does not have a present intention to sell any of the Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Shares to or through any person or entity. Such Purchaser acknowledges that it (i) has such knowledge and experience in financial and business matters such that such Purchaser is capable of evaluating the merits and risks of its investment in the Company and (ii) is able to bear the financial risks associated with an investment in the Company.

(d) Rule 144. Such Purchaser understands that the Shares must be held indefinitely unless such Shares are registered under the Securities Act or an exemption from registration is available. Such Purchaser acknowledges that it is familiar with the provisions of Rule 144 promulgated pursuant to the Securities Act (“Rule 144”), which permit resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the availability of certain current public information about the Company; the resale occurring not less than a specified period after a party has purchased and paid for the security to be sold; the number of shares being sold during any three-month period not exceeding specified limitations; the sale being effected through a “brokers’ transaction,” a transaction directly with a “market maker” or a “riskless principal transaction” (as those terms are defined in the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder); and the filing of a Form 144 notice, if applicable, and that such Purchaser has been advised that Rule 144 permits resales only under certain circumstances. Such Purchaser understands that to the extent that Rule 144 is not available, such Purchaser will be unable to sell any Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement. Such Purchaser understands that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities received in a private offering, other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and the brokers who participate in the transactions do so at their own risk.

(e) General. Such Purchaser understands that the Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of federal and state securities laws, and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of such Purchaser to acquire the Shares. Such Purchaser understands that no United States federal or state agency or any government or governmental agency has passed upon or made any recommendation or endorsement of the Shares.

(f) Opportunities for Additional Information. Such Purchaser acknowledges that such Purchaser has had the opportunity to ask questions of and receive answers from, or obtain additional information from, the executive officers of the Company concerning the Transaction Documents, the exhibits and schedules attached hereto and thereto and the transactions contemplated by the Transaction Documents, as well as the business, management, financial and other affairs of the Company, and to the extent deemed necessary in light of such Purchaser’s personal knowledge of the Company’s affairs, such Purchaser has asked such questions and received answers to the full satisfaction of such Purchaser. Such Purchaser believes that it has received all the information such Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. Such Purchaser also acknowledges that it is relying solely on its own advisors and the representations, warranties, covenants, agreements and statements contained in the Purchase Agreement and in the other Transaction Documents.

(g) No General Solicitation. Such Purchaser acknowledges that the Shares were not offered to such Purchaser by means of any form of general or public solicitation or general advertising, or publicly disseminated advertisements or sales literature, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

(h) Accredited Investor. Such Purchaser is an accredited investor (as defined in Rule 501 of Regulation D), and such Purchaser has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. Such Purchaser acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

ARTICLE III

Covenants

The Company covenants with each Purchaser as follows:

Section 3.1 Delivery of Share Certificates. At Closing or as soon thereafter as reasonably possible (but in any event no later than two Business Days immediately following the Closing Date), the Company shall deliver to each Purchaser certificates representing the Shares (in such denominations as each Purchaser may request) acquired by such Purchaser at the Closing.

Section 3.2 NASDAQ Listing. Promptly following the Closing, the Company shall use its commercially reasonable efforts to cause the Shares to be listed for trading on the NASDAQ Stock Market as soon as reasonably practicable.

Section 3.3 Independent Directors.

(a) From the date hereof, and until the Company’s listing on the Nasdaq Stock Market, the Company shall not have less than three (3) independent directors (with independence being determined in accordance with the listing rules of the NASDAQ Stock Market).

(b) Until the fifth (5th) anniversary of the date hereof, the Company shall not, and shall not permit any of its subsidiaries to, without the prior written consent of a majority of the independent directors of the Company (with independence being determined in accordance with the listing rules of the NASDAQ Stock Market), either directly or indirectly:

(i) enter into, modify, or amend any contract, agreement, arrangement, or transaction with any affiliate of the Company (including Vintage Capital Management, LLC or any of its affiliates) (including without limitation any contract, agreement, arrangement, or transaction that would have any support or administrative services of the Company or its subsidiaries performed by Vintage Capital Management, LLC or any of its affiliates), other than (x) any contract, agreement, arrangement, or transaction solely among the Company and any wholly-owned subsidiaries, and (y) any contract, agreement, arrangement, or transaction which (A) is entered into by the Company or any of its subsidiaries in the ordinary course of their respective businesses, consistent with prior practice, and (B) involves payment of consideration by or to the Company or any of its subsidiaries and otherwise has a value to the Company or any of its subsidiaries of less than $100,000;

(ii) effect any reverse stock split or stock combination;

(iii) repurchase, redeem, cancel or otherwise consummate a transaction involving any securities of the Company if the effect thereof would cause Vintage Capital Management, LLC and/or its affiliates to own ninety percent (90%) or more of any class of securities of the Company; or

(iv) approve, enter into or consummate any Change in Control transaction in which Vintage Capital Management, LLC or any of its affiliates (i) is receiving any transaction fees or other fees or (ii) is being paid, in respect of any equity securities of the Company, any consideration in addition to or in a different form than what is being paid to all other holders of the Common Stock. For the purposes of this Agreement, “Change in Control” means (i) a change in ownership or control of the Company effected through a transaction or series of transactions whereby any individual or entity or related “group” of individuals or entities directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition, whether by means of a sale, merger, consolidation or otherwise or (ii) the sale or conveyance of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole.

Section 3.4 Participation Rights.

(a) If the Company, after the Closing, subsequently authorizes the issuance or sale of any shares of Common Stock, any securities (including debt securities) containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding shares of Common Stock) or any securities exchangeable for or convertible into Common Stock (collectively, “Securities”), other than in an Exempt Issuance, the Company shall first offer to sell to each Purchaser a portion of such Securities, the allocation of which shall be equal to the number of such Securities multiplied by the quotient determined by dividing (x) the number of shares of Common Stock held by such Purchaser (including shares of Common Stock issuable upon conversion or exchange of other securities of the Company) by (y) the total number of shares of Common Stock then outstanding (including shares of Common Stock issuable upon conversion or exchange of other securities of the Company). The Purchasers shall be entitled to purchase all or any portion of its allotment of such Securities at the most favorable price and on the most favorable terms as such Securities are to be offered to any other parties. The purchase price for all Securities offered to the Purchasers shall be payable in cash or, to the extent otherwise consistent with the terms offered to any other parties, installments over time. For purposes of this Agreement, “Exempt Issuance” means any issuance of Securities (i) as consideration in connection with the acquisition of another company or business or a joint venture agreement; (ii) to employees or consultants or directors of the Company or any of its subsidiaries pursuant to arrangements approved by the Board; (iii) upon conversion or exercise of, or in exchange for, any securities of the Company or any options or other rights to acquire securities of the Company; (iv) in connection with any settlement of any action, suit, proceeding or litigation approved by the Board; (v) in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board; (vi) to suppliers or third party service providers in connection with the provision of goods or services pursuant to transactions approved by the Board; (vii) to banks, equipment lessors, real property lessors, financial institutions or other persons engaged in the business of making loans pursuant to a debt financing, commercial leasing or real property leasing transaction approved by the Board; or (viii) pursuant to any stock split, stock dividend, stock combination, recapitalization or similar transaction that affects all stockholders or holders of any class of securities (as the case may be) proportionately.

(b) In order to exercise its purchase rights hereunder, each Purchaser must within fifteen (15) days after receipt of written notice from the Company describing in reasonable detail the Securities being offered, the purchase price thereof, the payment terms and such Purchaser’s allotment of the Securities deliver a written notice to the Company describing its election hereunder.

(c) Upon the expiration of the offering period described above, the Company shall be entitled to sell the Securities which the Purchasers have not elected to purchase during the 60 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchasers. Any Securities offered or sold by the Company after such 60-day period must be reoffered to the Purchasers pursuant to the terms of this Section 3.4.

(d) The provisions of this Section 3.4 shall terminate, with respect to each Purchaser, upon the date that such Purchaser and its affiliates no longer own in the aggregate at least five percent (5%) of the outstanding Common Stock (calculated on a fully converted and exchanged basis).

ARTICLE IV

Conditions

Section 4.1 Conditions Precedent to the Obligation of the Company to Close and to Sell the Shares. The obligation hereunder of the Company to close and issue and sell the Shares to the Purchasers on the Closing Date is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a) Accuracy of the Purchasers’ Representations and Warranties. The representations and warranties of each Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of the Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Purchasers. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the SEC (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared by the United States authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Delivery of Purchase Price. The Purchase Price for the Shares shall have been delivered to the Company by each Purchaser at the Closing.

(g) Delivery of Transaction Documents. The Transaction Documents to which the Purchasers are party shall have been duly executed and delivered by each of the Purchasers to the Company.

Section 4.2 Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligation hereunder of the Purchasers to purchase the Shares and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for each Purchaser’s sole benefit and may be waived by each Purchaser at any time in its sole discretion.

(a) Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects as of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(b) Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c) No Suspension, Etc. Trading in the Common Stock shall not have been suspended by the SEC (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by Bloomberg, nor shall a banking moratorium have been declared by the United States authorities, nor shall there have occurred any national or international calamity or crisis of such magnitude in its effect on any financial market which, in each case, in the reasonable judgment of the Purchasers, makes it impracticable or inadvisable to purchase the Shares.

(d) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

(f) Shares. The Company shall have made arrangements for delivery of the certificates representing the Shares (in such denominations as each Purchaser may request) being acquired by the Purchasers at the Closing.

(g) Officer’s Certificate. On the Closing Date, the Company shall have delivered to the Purchasers a certificate of an executive officer of the Company, dated as of the Closing Date, confirming the accuracy of the Company’s representations, warranties and covenants as of the Closing Date and confirming the compliance by the Company with the conditions precedent set forth in Section 4.2(a) and Section 4.2 (b) as of the Closing Date.

(h) Registration Rights Agreement. As of the Closing Date, the parties shall have entered into the Registration Rights Agreement.

(i) Minimum Investment. The Company shall have received the entire Purchase Price from each Purchaser, representing an aggregate amount equal to a minimum of $31,147,727 in gross proceeds in respect of the sale of the Shares.

ARTICLE V

Certificate Legend

Section 5.1 Legend. Each certificate representing the Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped if, unless otherwise required by state securities laws, (i) while such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act and that such legend is no longer required, or (iii) such holder provides the Company with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A, and such holder delivers the legended Shares to the Company or the Company’s transfer agent.

ARTICLE VI

Termination

Section 6.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date by the mutual written consent of the Company and the Purchasers.

Section 6.2 Effect of Termination. In the event of termination by the Company or the Purchasers, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by any party. If this Agreement is terminated as provided in Section 6.1 herein, this Agreement shall become void and of no further force and effect, except for Sections 7.1 and 7.2. Nothing in this Section 6.2 shall be deemed to release the Company or any Purchaser from any liability for any breach under this Agreement or to impair the rights of the Company or such Purchaser to compel specific performance by the other party of its obligations under this Agreement.

ARTICLE VII

Miscellaneous

Section 7.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the brokers’, finders’ and placement agents’ fees for the brokers, finders and placement agents that have been retained by the Company.

Section 7.2 Specific Enforcement; Consent to Jurisdiction.

(a) The Company and the Purchasers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement or the other Transaction Documents were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement or the other Transaction Documents and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b) With respect to any disputes arising out of or related to this Agreement or any of the other Transaction Documents or the transactions contemplated hereby or thereby, the parties consent to the exclusive jurisdiction of, and venue in, the state courts in Wilmington

County in the State of Delaware (or in the event of exclusive federal jurisdiction, the courts of the District of Delaware). The parties hereby waive, and agree not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company and each Purchaser consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 7.2 shall affect or limit any right to serve process in any other manner permitted by law. The Company and the Purchasers hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to the Shares, this Agreement or the Registration Rights Agreement, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.

Section 7.3 Entire Agreement; Amendment. This Agreement and the Transaction Documents contain the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein or in the other Transaction Documents, neither the Company nor any Purchaser make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the holders of at least a majority in interest of the then-outstanding Shares, and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents or holders of Shares, as the case may be.

Section 7.4 Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery if delivered in person or upon transmission if sent by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:	API Technologies Corp.
4705 S. Apopka Vineland Road
Suite 210
Orlando, FL 32819
Attention: Brian Kahn, Chairman and Chief Executive Officer
Facsimile: (208) 728-8007

With copies (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Attn: Bradley L. Finkelstein
Facsimile: (650) 493-6811

If to any Purchaser:	At the address of such Purchaser set forth on Exhibit A to this Agreement.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

Section 7.5 Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

Section 7.6 Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

Section 7.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After the Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement. Except as provided herein, the Purchasers may not assign the Shares and their rights under this Agreement and the other Transaction Documents and any other rights hereto and thereto without the consent of the Company.

Section 7.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 7.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to the choice of law provisions. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

Section 7.10 Survival. Unless this Agreement is terminated under Section 6.1, the representations and warranties of the Company and the Purchasers contained in Article II shall survive the execution and delivery hereof and the Closing until the date one (1) year from the Closing Date, and the agreements and covenants set forth in Articles I, III, V and VII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

Section 7.11 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

Section 7.12 Publicity. The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Purchasers without the consent of the Purchasers in accordance with Section 7.3, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement; provided, however, that the Purchasers acknowledge and agree that they will be included as selling shareholders in the Registration Statement.

Section 7.13 Securities Laws. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF ANY STATE AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

Section 7.14 Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

Section 7.15 Further Assurances. From and after the date of this Agreement, upon the request of the Purchasers or the Company, the Company and each Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement and the Registration Rights Agreement.

Section 7.16 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser confirms that it has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[Remainder of page intentionally left blank. Signature pages to follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

COMPANY:

API TECHNOLOGIES CORP.

By:	/s/ Brian Kahn

Name:	Brian Kahn
Title:	Chairman and Chief Executive Officer

[Signature Page to Common Stock Purchase Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first above written.

PURCHASER:

Email:

Address:

Number of Shares:

Price Per Share:	$[ ]

Aggregate Purchase Price:	$

Please provide us with the following information:

1. The exact name that your Shares are to be registered in. You may use a nominee name if appropriate:

2. The relationship between the Purchaser and the registered holder listed in response to item 1 above:

3. The mailing address of the registered holder listed in response to item 1 above:

4. The Social Security Number or Tax Identification Number of the registered holder listed in response to item 1 above:

[Signature Page to Common Stock Purchase Agreement]

EXHIBIT A

LIST OF PURCHASERS

Purchasers

Name	Number of Shares	Price Per Share	Aggregate Purchase Price
Dialectic Capital Partners	127,159	6.50	$826,533.50
Dialectic Offshore Ltd Technology	111,093	6.50	$722,104.50
Dialectic Antithesis Offshore Ltd	312,638	6.50	$2,032,147.00
Dialectic Offshore L2 Ltd Technology	190,475	6.50	$1,238,087.50
Dialectic Antithesis Partners	335,559	6.50	$2,181,133.50
Senator Sidecar Master Fund LP	769,231	6.50	$5,000,001.50
B. Riley & Co. LLC	292,307	6.50	$1,899,995.50
B. Riley & Co. Commission	202,154	6.50	$1,314,001.00
Riley Investment Partners	44,000	6.50	$286,000.00
Robert Antin Irrevocable Trust 1/1/01	76,923	6.50	$499,999.50
Hoak Public Equities	153,847	6.50	$1,000,005.50
Palogic Value Fund LP	108,000	6.50	$702,000.00
Catalysis Partners LLC	269,230	6.50	$1,749,995.00
Catalysis Offshore Ltd	115,384	6.50	$749,996.00
Equitec Proprietary Markets	384,615	6.50	$2,499,997.50
Pyramid Trading LP	384,615	6.50	$2,499,997.50
L. Kevin Dann	100,000	6.50	$650,000.00
Michael J. Alpert	15,384	6.50	$99,996.00
Thomas E. Alpert	15,384	6.50	$99,996.00
Mark Berman	15,384	6.50	$99,996.00
Mark Reichenbaum IRA	46,154	6.50	$300,001.00
MAR Family LP	107,693	6.50	$700,004.50
James English IV Revocable Trust 4/16/91	50,000	6.50	$325,000.00

A-1

Name	Number of Shares	Price Per Share	Aggregate Purchase Price
David & Wanda Brown As Tenants	75,000	6.50	$487,500.00
Atlas Allocation Fund	77,000	6.50	$500,500.00
Don Schenkler	7,692	6.50	$49,998.00
Darren Schenkler	15,384	6.50	$99,996.00
Aaron Quiggle	3,846	6.50	$24,999.00
Chris Temple	15,384	6.50	$99,996.00
Boldt Partners I LP	21,748	6.50	$141,362.00
Boldt Partners II LP	9,022	6.50	$58,643.00
Kenneth Silverman	10,000	6.50	$65,000.00
PMI Family LP	46,153	6.50	$299,994.50
Benchmark Partners LP	25,000	6.50	$162,500.00
Grand Slam Caoutak Master Fund Ltd.	120,000	6.50	$780,000.00
Intrinsic Edge Capital	138,500	6.50	$900,250.00

TOTAL	4,791,958		$31,147,727

A-2

EXHIBIT B

FORM OF REGISTRATION RIGHTS AGREEMENT

B-1